Exhibit 99.1
Fortive Reports Third Quarter 2018 Results

EVERETT, WA, October 25, 2018 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the third quarter 2018.
For the third quarter ended September 28, 2018, net earnings attributable to common stockholders were $227.9 million. For the same period, adjusted net earnings were $321.1 million. Diluted net earnings per share for the third quarter ended September 28, 2018 were $0.64. For the same period, adjusted diluted net earnings per share were $0.86.
For the third quarter of 2018, revenues increased 9.2% year-over-year to $1.8 billion, with core revenue growth of 3.2%.
James A. Lico, President and Chief Executive Officer, stated, “Today we reported third quarter high-teens earnings growth and a 23% increase in free cash flow, reflecting the underlying strength of our core portfolio, the power of the Fortive Business System, and the increasing momentum of our M&A flywheel. Given our strong free cash flow generation and a healthy balance sheet, we are in an advantaged position to accelerate our growth strategy through continued organic and inorganic investments.”
On October 1, 2018, Fortive completed the previously announced split-off of its Automation & Specialty platform (excluding Fortive’s Hengstler and Dynapar businesses) (the “A&S Business”).  Because the split-off of the A&S Business was consummated in the fourth quarter of 2018, Fortive’s results for both the fourth quarter and full year 2018 will reflect the classification of the A&S Business as a discontinued operation. As a result, Fortive’s guidance for the full year 2018 has been updated to present adjusted diluted net earnings per share only from continuing operations to reflect a full year $0.52 dilutive impact from the split-off.
For the fourth quarter of 2018, Fortive anticipates diluted net earnings per share from continuing operations to be in the range of $0.58 to $0.62 and adjusted diluted net earnings per share from continuing operations to be in the range of $0.83 to $0.87. For the full year 2018, Fortive expects diluted net earnings per share from continuing operations to be in the range of $2.43 to $2.47. For the full year 2018, Fortive expects adjusted diluted net earnings per share from continuing operations to be in the range of $2.98 to $3.02.
Mr. Lico added, “2018 has been a transformational year. We completed the split-off of the A&S Business, the acquisitions of Gordian and Accruent, and our Mandatory Convertible Preferred Stock offering, and made substantial progress towards the expected closing of the Advanced Sterilization Products acquisition in early 2019. These transactions significantly advance our portfolio enhancement efforts aimed at increasing growth and reducing cyclicality across Fortive. We are well positioned to deliver another year of double-digit adjusted earnings growth in 2019 and compelling shareholder returns over the long term.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of the website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 5484599). A replay of the conference call will be available two hours after the completion of the call until Friday, November 9, 2018. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 5484599) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2017 revenues of $6.7 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 26,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. Furthermore, in connection with the recent split-off transaction of our A&S Business, we are including in an attached schedule certain adjusted financial data, which are non-GAAP financial measures, for the fiscal year ended December 31, 2017 and each of the three-month periods ended December 31, 2017, March 30, 2018, June 29, 2018 and September 28, 2018 to give effect to the split-off transaction. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, statements regarding Fortive’s anticipated earnings, business and acquisition opportunities, timing of acquisitions and dispositions, anticipated revenue growth, anticipated operating margin expansion, anticipated cash flow, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarters ended March 30, 2018 and June 29, 2018. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Lisa Curran
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Sales	$1,840.1	$1,685.3	$5,436.8	$4,849.3
Cost of sales	(915.8)	(845.9)	(2,702.8)	(2,460.8)
Gross profit	924.3	839.4	2,734.0	2,388.5
Operating costs:
Selling, general and administrative expenses	(490.4)	(380.7)	(1,359.5)	(1,089.8)
Research and development expenses	(112.5)	(102.0)	(332.4)	(297.3)
Operating profit	321.4	356.7	1,042.1	1,001.4
Non-operating expenses:
Gain from acquisition	—	15.3	—	15.3
Interest expense, net	(24.4)	(22.9)	(74.3)	(68.2)
Other non-operating expenses	(0.8)	(0.8)	(2.6)	(2.3)
Earnings before income taxes	296.2	348.3	965.2	946.2
Income taxes	(50.9)	(80.5)	(163.7)	(238.6)
Net earnings	245.3	267.8	801.5	707.6
Mandatory convertible preferred stock cumulative dividends	(17.4)	—	(17.6)	—
Net earnings attributable to common stockholders	$227.9	$267.8	$783.9	$707.6
Net earnings per common share:
Basic	$0.65	$0.77	$2.24	$2.04
Diluted	$0.64	$0.76	$2.21	$2.01
Average common stock and common equivalent shares outstanding:
Basic	349.9	347.7	349.2	347.3
Diluted	355.3	352.9	354.8	352.2

This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Sales:
Professional Instrumentation	$894.1	$786.8	$2,654.8	$2,261.9
Industrial Technologies	946.0	898.5	2,782.0	2,587.4
Total	$1,840.1	$1,685.3	$5,436.8	$4,849.3

Operating Profit:
Professional Instrumentation	$180.0	$179.2	$605.8	$523.2
Industrial Technologies	199.7	196.4	558.9	530.9
Other (a)	(58.3)	(18.9)	(122.6)	(52.7)
Total	$321.4	$356.7	$1,042.1	$1,001.4

Operating Margins:
Professional Instrumentation	20.1%	22.8%	22.8%	23.1%
Industrial Technologies	21.1%	21.9%	20.1%	20.5%
Total	17.5%	21.2%	19.2%	20.7%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, which make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets;

•	Excluding on a pretax basis both acquisition and divestiture-related costs deemed significant (“Transaction Costs”);

•	Excluding on a pretax basis the effect of deferred revenue fair value adjustments related to significant acquisitions;

•
Excluding the tax effect of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward, and, as such, we are applying the estimated effective tax rate to each adjustment for the forecasted periods to facilitate comparisons in future periods;

•	Excluding a non-recurring gain on a prior investment as a result of a corresponding acquisition (“Gain from Acquisition”);

•	Excluding adjustments made to the 2017 provisional amount estimated in connection with the Tax Cut and Jobs Act (the “TCJA Adjustments”); and

•	Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock.
If any additional subsequent TCJA Adjustments are made in 2018, such adjustments will be reflected in the applicable GAAP financial measures corresponding to the reporting period during which such adjustments are determined. In the event of such subsequent TCJA Adjustments, we will also exclude such adjustments in the non-GAAP historical adjusted net earnings and historical adjusted diluted net earnings per share we disclose for the corresponding period.
While we have a history of acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending or completed during such period, and the complexity of such transactions. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue fair value adjustments, as applicable, have been fully amortized.

In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of the MCPS will automatically convert on July 1, 2021 into between, after giving effect to the prior anti-dilution adjustment, 10.9041 and 13.3575 shares of our common stock, subject to further anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average volume weighted average price (“VWAP”) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. For the purposes of calculating adjusted earnings and adjusted earnings per share, we have excluded the MCPS dividend and, for the purposes of adjusted earnings per share, assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into common stock no later than July 1, 2021.
The forecasted adjusted diluted net earnings per share does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance.
The TCJA Adjustments identified above have been excluded from the GAAP measures identified above because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period. We will adjust for, and identify as significant, acquisition and divestiture-related transaction costs, acquisition related fair value adjustments to inventory and deferred revenue, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses and (2), the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestiture related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings

	Three Months Ended		Nine Months Ended
($ in millions)	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net Earnings Attributable to Common Stockholders (GAAP)	$227.9	$267.8	$783.9	$707.6
Dividends on the mandatory convertible preferred stock	17.4	—	17.6	—
Net Earnings (GAAP)	245.3	267.8	801.5	707.6
Pretax amortization of acquisition-related intangible assets in the three months ($32 million pretax, $27 million after tax) and nine months ($82 million pretax, $68 million after tax) ended September 28, 2018, and in the three months ($15 million pretax, $11 million after tax) and nine months ($41 million pretax, $30 million after tax) ended September 29, 2017	32.4	14.7	81.5	41.3
Acquisition and divestiture-related transaction costs in the three months ($56 million pretax, $45 million after tax) and nine months ($71 million pretax, $58 million after tax) ended September 28, 2018 and in the three months ($11 million pretax, $8 million after tax) and nine months ($11 million pretax, $8 million after tax) ended September 29, 2017	56.0	11.2	70.8	11.2
Pretax acquisition-related fair value adjustments to deferred revenue related to completed significant acquisitions in the three and nine months ended September 28, 2018 ($3 million pretax, $2 million after tax)	3.0	—	3.0	—
Tax effect of the adjustments reflected above (a)	(16.8)	(6.9)	(28.4)	(14.0)
Gain from acquisition in the three and nine months ended September 29, 2017 ($15 million after tax)	—	(15.3)	—	(15.3)
TCJA Adjustments	1.2	—	(4.9)	—
Adjusted Net Earnings (Non-GAAP)	$321.1	$271.5	$923.5	$730.8

(a) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and divestiture-related transaction costs, and acquisition related fair value adjustments to deferred revenue.

Adjusted Diluted Net Earnings Per Share

	Three Months Ended (a)		Nine Months Ended (a)
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Diluted Net Earnings Per Share Attributable to Common Stockholders (GAAP)	$0.64	$0.76	$2.21	$2.01
Dividends on the mandatory convertible preferred stock	0.05	—	0.05	—
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the Converted Shares had been outstanding	(0.03)	—	(0.04)	—
Pretax amortization of acquisition-related intangible assets in the three months ($32 million pretax, $27 million after tax) and nine months ($82 million pretax, $68 million after tax) ended September 28, 2018, and in the three months ($15 million pretax, $11 million after tax) and nine months ($41 million pretax, $30 million after tax) ended September 29, 2017	0.09	0.04	0.23	0.12
Acquisition and divestiture-related transaction costs in the three months ($56 million pretax, $45 million after tax) and nine months ($71 million pretax, $58 million after tax) ended September 28, 2018 and in the three months ($11 million pretax, $8 million after tax) and nine months ($11 million pretax, $8 million after tax) ended September 29, 2017	0.15	0.03	0.20	0.03
Pretax acquisition-related fair value adjustments to deferred revenue related to completed significant acquisitions in the three and nine months ended September 28, 2018 ($3 million pretax, $2 million after tax)	0.01	—	0.01	—
Tax effect of the adjustments reflected above (b)	(0.05)	(0.02)	(0.08)	(0.04)
Gain from acquisition in the three and nine months ended September 29, 2017 ($15 million after tax)	—	(0.04)	—	(0.04)
TCJA Adjustments	—	—	(0.02)	—
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.86	$0.77	$2.56	$2.08

(a) Each of the per share adjustments below was calculated assuming the Converted Shares had been outstanding.
(b) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and divestiture-related transaction costs, and acquisition related fair value adjustments to deferred revenue.

The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Three Months Ended		Nine Months Ended
(shares in millions)	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Average common diluted stock outstanding	355.3	352.9	354.8	352.2
Converted Shares (a)	16.1	—	5.4	—
Adjusted average common stock and common equivalent shares outstanding	371.4	352.9	360.2	352.2

(a) The number of Converted Shares assumes the conversion of all 1.38 million shares applying the “if-converted” method and using an average 20-day VWAP of $85.52 as of September 28, 2018.

Core Revenue Growth

	% Change Three Months Ended September 28, 2018 vs. Comparable 2017 Period	% Change Nine Months Ended September 28, 2018 vs. Comparable 2017 Period
Total Revenue Growth (GAAP)	9.2%	12.1%
Core (Non-GAAP)	3.2%	3.7%
Acquisitions (Non-GAAP)	7.2%	7.2%
Impact of currency translation (Non-GAAP)	(1.2)%	1.2%

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ending December 31, 2018		Year Ending December 31, 2018
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders	$0.58	$0.62	$2.43	$2.47
Anticipated dividends on mandatory convertible preferred stock in the three months ending ($17 million) and year ending December 31, 2018 ($35 million)	0.05	0.05	0.10	0.10
Assumed dilutive impact on the Forecasted Diluted Net Earnings Per Share from Continuing Operations if the Converted Shares (16.1 million shares in the three months ending and 8.1 million shares in the year ending December 31, 2018) had been outstanding	(0.03)	(0.03)	(0.06)	(0.06)
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending December 31, 2018 ($51 million pretax (or $0.14 per share), $42 million after tax (or $0.12 per share)) and year ending December 31, 2018 ($132 million pretax (or $0.37 per share), $110 million after tax (or $0.31 per share))	0.14	0.14	0.37	0.37
Anticipated pretax acquisition and divestiture-related transaction costs in the three months ending ($37 million pretax (or $0.10 per share), $30 million after tax (or $0.08 per share)) and the year ending December 31, 2018 ($78 million pretax (or $0.22 per share), $62 million after tax (or $0.18 per share))	0.10	0.10	0.22	0.22
Anticipated pretax fair value adjustments to deferred revenue related to completed significant acquisition in the three months ending ($13 million pretax (or $0.04 per share), $10 million after tax (or $0.03 per share)) and year ending December 31, 2018 ($16 million pretax (or $0.04 per share), $13 million after tax (or $0.03 per share))	0.04	0.04	0.04	0.04
Tax effect of the adjustments reflected above (a)	(0.05)	(0.05)	(0.11)	(0.11)
TCJA Adjustments	—	—	(0.01)	(0.01)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations	$0.83	$0.87	$2.98	$3.02

(a) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and divestiture-related transaction costs, and acquisition related fair value adjustments to deferred revenue.

The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

FORTIVE CORPORATION
SUPPLEMENTAL ADJUSTED FINANCIAL DATA

Fortive is providing the following unaudited adjusted supplemental financial information to reflect the split-off transaction of our Automation & Specialty platform (excluding Fortive’s Hengstler and Dynapar businesses) (the “A&S Business”) that we completed on October 1, 2018 ("Supplemental Information"). The A&S Business includes the market-leading brands of Kollmorgen, Thomson, Portescap and Jacobs Vehicle Systems.

The Supplemental Information has been provided for the year ended December 31, 2017 and three months ended December 31, 2017, March 30, 2018, June 29, 2018 and September 28, 2018, and management believes this non-GAAP supplemental information helps investors understand the long-term profitability trends of our business operations giving effect after the split-off of the A&S Business and facilitates comparisons of our profitability to prior and future periods and to our peers. The Supplemental Information should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP financial measures, and may not be comparable to similarly titled measures reported by other companies. The split-off the A&S Business will be retrospectively classified as discontinued operations beginning in the fourth quarter of 2018.
Segment data

	Year Ended	Three Months Ended
($ in millions)	December 31, 2017	December 31, 2017	March 30, 2018	June 29, 2018	September 28, 2018
Sales
Professional Instrumentation (GAAP)	$3,139.1	$877.2	$871.7	$889.0	$894.1
Industrial Technologies (GAAP)	3,516.9	929.5	869.0	967.0	946.0
Adjustment to remove sales of the A&S Business from the Industrial Technologies segment (Non-GAAP)	(899.9)	(228.8)	(248.5)	(254.2)	(238.9)
Total supplemental sales (Non-GAAP)	$5,756.1	$1,577.9	$1,492.2	$1,601.8	$1,601.2

Non-GAAP adjusted operating profit
Professional Instrumentation (GAAP)	$712.9	$189.7	$206.4	$219.4	$180.0
Industrial Technologies (GAAP)	719.5	188.6	158.3	200.9	199.7
Adjustment to remove the contribution of the A&S Business from the Industrial Technologies segment (Non-GAAP)	(216.7)	(53.7)	(64.1)	(66.3)	(58.0)
Adjusted supplemental Industrial Technologies operating profit (Non-GAAP)	502.8	134.9	94.2	134.6	141.7
Other (GAAP)	(73.5)	(20.8)	(26.5)	(37.9)	(58.3)
Adjustment to Other for the A&S Business split-off (Non-GAAP)	1.2	1.2	3.8	8.3	18.2
Total supplemental operating profit (Non-GAAP)	$1,143.4	$305.0	$277.9	$324.4	$281.6

Supplemental Adjusted Net Earnings

	Year Ended	Three Months Ended
($ in millions)	December 31, 2017	December 31, 2017	March 30, 2018	June 29, 2018	September 28, 2018
Net Earnings Available to Common Shareholders (GAAP)	$1,044.5	$336.9	$261.2	$294.8	$227.9
Dividends on the mandatory convertible preferred stock included in earnings available to common shareholders	—	—	—	0.2	17.4
Net Earnings (GAAP)	1,044.5	336.9	261.2	295.0	245.3
A&S separation impact	(154.4)	(33.2)	(49.2)	(51.5)	(46.0)
Pretax amortization of acquisition-related intangible assets	65.3	24.0	25.0	24.1	32.4
Acquisition and divestiture-related transaction costs	21.8	10.6	3.8	11.0	56.0
Gain on sale of real property	(8.0)	(8.0)	—	—	—
Pretax acquisition-related fair value adjustments to deferred revenue related to the Accruent acquisition	—	—	—	—	3.0
Gain from acquisition	(15.3)	—	—	—	—
Estimated tax effect of the adjustments reflected above	(18.8)	(4.6)	(5.1)	(6.5)	(16.8)
Estimated provisional TCJA Adjustments	(70.3)	(70.3)	(4.2)	(1.9)	1.2
Supplemental Adjusted Net Earnings (non-GAAP)	$864.8	$255.4	$231.5	$270.2	$275.1

Supplemental Adjusted Diluted Net Earnings Per Share

	Year Ended	Three Months Ended
	December 31, 2017	December 31, 2017	March 30, 2018	June 29, 2018	September 28, 2018
Diluted Net Earnings Per Share Available to Common Shareholders (GAAP)	$2.96	$0.95	$0.74	$0.83	$0.64
Dividends on the mandatory convertible preferred stock	—	—	—	—	0.05
Assumed dilutive impact on the Adjusted Diluted Net Earnings Per Share Attributable to Common Stockholders if the Converted shares had been outstanding	—	—	—	—	(0.03)
A&S separation impact	(0.44)	(0.09)	(0.14)	(0.15)	(0.12)
Pretax amortization of acquisition-related intangible assets.	0.19	0.07	0.07	0.07	0.09
Acquisition and divestiture-related transaction costs	0.06	0.03	0.01	0.03	0.15
Gain on sale of real property	(0.02)	(0.02)	—	—	—
Pretax acquisition-related fair value adjustments to deferred revenue related to the Accruent acquisition	—	—	—	—	0.01
Gain from acquisition	(0.04)	—	—	—	—
Estimated tax effect of the adjustments reflected above	(0.05)	(0.01)	(0.01)	(0.02)	(0.05)
Estimated provisional TCJA Adjustments	(0.20)	(0.20)	(0.01)	(0.01)	—
Supplemental Adjusted Diluted Net Earnings Per Share (non-GAAP)	$2.45	$0.72	$0.65	$0.76	$0.74

The sum of the components of supplemental adjusted diluted net earnings per share may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Year Ended	Three Months Ended
(shares in millions)	December 31, 2017	December 31, 2017	March 30, 2018	June 29, 2018	September 28, 2018
Average common diluted stock outstanding	352.6	353.9	354.4	355.0	355.3
Converted Shares (a)	—	—	—	—	16.1
Adjusted average common stock and common equivalent shares outstanding	352.6	353.9	354.4	355.0	371.4

(a) The number of Converted Shares assumes the conversion of all 1.38 million shares applying the “if-converted” method and using an average 20-day VWAP of $85.52 as of September 28, 2018.

Non-GAAP Supplemental Sales from Existing Businesses (Core Growth) Reconciliation to Total Supplemental Sales Growth (a)

	Year Ended	Three Months Ended
	December 31, 2017	December 31, 2017	March 30, 2018	June 29, 2018	September 28, 2018
Professional Instrumentation
Revenue Growth (GAAP)	8.6%	17.5%	21.7%	17.1%	13.6%
Adjustment for A&S Business revenue growth (Non-GAAP)	—	—	—	—	—
Adjusted supplemental revenue growth (Non-GAAP)	8.6%	17.5%	21.7%	17.1%	13.6%
Existing businesses (non-GAAP)	5.5%	5.6%	5.5%	3.4%	1.4%
Acquisitions (non-GAAP)	3.0%	9.6%	12.2%	11.9%	13.2%
Currency exchange rates (non-GAAP)	0.1%	2.3%	4.0%	1.8%	(1.0)%

Industrial Technologies
Revenue Growth (GAAP)	5.5%	5.6%	6.1%	11.2%	5.3%
Adjustment for A&S Business revenue growth (Non-GAAP)	(0.3)%	(1.5)%	(3.1)%	0.1%	(0.4)%
Adjusted supplemental revenue growth (Non-GAAP)	5.2%	4.1%	3.0%	11.3%	4.9%
Existing businesses (non-GAAP)	2.7%	(1.4)%	(4.0)%	6.1%	3.9%
Acquisitions (non-GAAP)	2.0%	3.6%	4.3%	3.9%	2.6%
Currency exchange rates (non-GAAP)	0.5%	1.9%	2.7%	1.3%	(1.6)%

Fortive Corporation
Revenue Growth (GAAP)	6.9%	11.0%	13.4%	13.9%	9.2%
Adjustment for A&S Business revenue growth (Non-GAAP)	0.1%	0.2%	(0.3)%	0.5%	0.5%
Adjusted supplemental revenue growth (Non-GAAP)	7.0%	11.2%	13.1%	14.4%	9.7%
Existing businesses (non-GAAP)	4.2%	2.3%	1.2%	4.6%	2.6%
Acquisitions (non-GAAP)	2.5%	6.8%	8.5%	8.3%	8.3%
Currency exchange rates (non-GAAP)	0.3%	2.1%	3.4%	1.5%	(1.2)%

(a) Non-GAAP sales from existing businesses (core growth) refers to sales from operations excluding (1) sales impact from acquired businesses and (2) the impact of currency translation. References to sales impacts from acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales (excluding sales from acquired businesses) after applying current period foreign exchange rates to the prior year period.

Adjusted Estimated Effective Tax Rate

	Year Ended	Three Months Ended
($ in millions)	December 31, 2017	December 31, 2017	March 30, 2018	June 29, 2018	September 28, 2018
Earnings before income taxes	$1,284.2	$338.0	$312.9	$356.0	$296.2
Income tax expense	$(239.7)	$(1.1)	$(51.7)	$(61.0)	$(50.9)
Estimated effective tax rate (GAAP)	18.7%	0.3%	16.5%	17.1%	17.2%

A&S separation impact	$(211.8)	$(52.5)	$(62.8)	$(65.0)	$(56.6)
Amortization of acquisition-related intangible assets	65.3	24.0	25.0	24.1	32.4
Acquisition and divestiture-related transaction costs	21.8	10.6	3.8	11.0	56.0
Fair value adjustments to deferred revenue related to the Accruent acquisition	—	—	—	—	3.0
Gain from acquisition	(15.3)	—	—	—	—
Gain on sale of real property	(8.0)	(8.0)	—	—	—
Pretax Adjusted Supplemental Net Earnings (Non-GAAP)	$1,136.2	$312.1	$278.9	$326.1	$331.0

Income tax attributable to the A&S Business	$57.4	$19.3	$13.7	$13.6	$10.6
Tax effect of the adjustments reflected above	(18.8)	(4.6)	(5.1)	(6.5)	(16.8)
TCJA Adjustments	(70.3)	(70.3)	(4.2)	(1.9)	1.2
Adjusted income tax expense	$(271.4)	$(56.7)	$(47.3)	$(55.8)	$(55.9)
Adjusted estimated effective tax rate (Non-GAAP)	23.9%	18.2%	17.0%	17.1%	16.9%